SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

VIKING ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

(281) 404 4387

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed on September 5, 2018, by Viking Energy Group, Inc., a Nevada corporation (the “Company”), the Company entered into an agreement to acquire oil and gas leases and related assets in Texas and Louisiana, and the agreement was subsequently amended as previously disclosed in the Current Report on Form 8-K filed by the Company on November 2, 2018. This Current Report on Form 8-K is being filed to disclose various matters in connection with the completion of the acquisition transaction.

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2018, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C., all Texas limited liability companies (collectively the “Sellers”), pursuant to which the Company agreed to purchase from the Sellers (the “Acquisition”) all of the Seller's right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to certain oil and gas leases in Texas and Louisiana (collectively the “Purchased Assets”).

As of November 1, 2018, the Company and the Sellers entered into the First Amendment to Purchase and Sale Agreement (the “First Amendment”) to modify the Agreement to (i) extend the closing (“Closing”) deadline to the earlier date (the “Closing Date”) of (a) 10 days from the date on which the Sellers obtain consents from applicable landowners authorizing the transfer to the Company of the oil and gas leases representing 80% of the total PDP (PV10) value of the Purchased Assets, or (b) December 31, 2018; (ii) provide for a portion of the purchase price for the Purchased Assets in respect of which post-closing consent to transfer is required from the State of Louisiana or the State of Texas, to be paid into escrow at closing to provide the Sellers up to 180 days thereafter to secure the requisite post-closing governmental agency approvals (the “State Lease Escrow Component”); (iii) upon the Sellers obtaining third-party consents to assign a portion of the oil and gas leases representing at least 80% of the PDP (PV10) value of the Purchased Assets, require the parties to close, on the Closing Date, on the purchase of those assets (provided that no single purchased asset represents more than 15% of the total PDP (PV10) value of the assets purchased at the closing); (iv) provide the Sellers from the date of the first closing until March 21, 2019, to obtain any remaining third-party consents required to transfer any of the Purchased Assets not otherwise transferred to the Company on the first closing (the “Deferred Closing Component”); and (v) to make other changes described in the First Amendment.

As of December 21, 2018, the Company and the Sellers entered into the Second Amendment to Purchase and Sale Agreement (the “Second Amendment”) to modify the Agreement to (i) confirm that the purchase price (the “Purchase Price”) payable by the Company for the Purchased Assets shall be equal to “A” minus “B,” where (a) “A” equals the present value, using a discount rate of 18% (i.e. PV18), of the Proved Developed Producing (“PDP”) Reserves with respect to the Purchased Assets as determined by an independent engineering firm in its reserve report issued jointly to the Company and the Sellers, or the Sellers’ agent, dated on or about August 1, 2018, but (1) excluding certain wells referenced therein, and (2) including a particular well recently recompleted by the Sellers if the engineering firm allocates PDP value to such well, but on the basis of the reserve values in the engineering report being adjusted to reflect the NYMEX strip commodity pricing reported as of 12:00 noon (CT) the day prior to the Closing Date; and (b) “B” equals five million dollars ($5,000,000); (ii) to confirm the Purchase Price shall be payable to Sellers (a) in part by wire transfer in immediately available funds from the proceeds available to the Company under the senior secured term loan made available to an indirect subsidiary of the Company at Closing after deducting all direct fees and transaction costs related to the Acquisition and obtaining financing therefor (the “Cash Payment”), of which the amount to be deposited into escrow shall be paid directly to the escrow agent and the remaining amount shall be paid directly to Sellers; (b) in part by Sellers retaining a portion of the post-effective date net revenues (the “Net Revenue Payment”), which sum shall equal (1) the post-effective revenue due Company less the post-effective expenses paid by Sellers (both as reflected on the Preliminary Settlement Statement in connection with Closing), less (2) the sum required by Ichor Energy, LLC (“Ichor Energy”), an indirect wholly-owned subsidiary of the Company, for the initial interest payment due to its senior secured lender; and (c) in part by the execution and delivery of a Secured Promissory Note by the Company in favor of the Sellers (the “Seller Note”) on the following terms: (1) Maturity Date – earlier of (x) January 31, 2020; or (y) the date on which the Company completes a transaction with one or more of the Sellers for a purchase price greater than $50,000,000; (2) Interest Rate – 10% per annum, payable at maturity (with the Sellers to waive interest if the Seller Note is paid in full within 150 days after Closing); (3) Security – a pledge of the membership interests of Ichor Energy Holdings, LLC (“Ichor Holdings”), a wholly-owned subsidiary of the Company, pursuant to a Security and Pledge Agreement (the “Security Agreement”); and (4) Principal Amount – the principal amount of the Seller Note shall be equal to the Purchase Price less the Cash Payment and the Net Revenue Payment; and (iii) to make other changes described in the Second Amendment. The foregoing description of the Second Amendment is qualified by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 2.3 and incorporated by reference into this Item 1.01.

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As of December 26, 2018, the Company and the Sellers entered into the Collateral Agreement to Purchase and Sale Agreement (the “Collateral Agreement”), pursuant to which the Company and the Sellers agreed to include in and exclude from the Acquisition certain of the Purchased Assets, with a corresponding adjustment to the Purchase Price (as defined in the Purchase Agreement) for the Purchased Assets. The foregoing description of the Collateral Agreement is qualified by reference to the full text of the Collateral Agreement, which is attached hereto as Exhibit 2.4 and incorporated by reference into this Item 1.01.

The Agreement, as amended by the First Amendment, the Second Amendment, and the Collateral Agreement, is referred to herein as the “Acquisition Agreement.”

The Acquisition closed on December 28, 2018, and in connection therewith: (i) Ichor Energy (LA), LLC, a wholly-owned subsidiary of Ichor Energy, acquired all of the Purchased Assets located in Louisiana; and (ii) Ichor Energy (TX), LLC, a wholly-owned subsidiary of Ichor Energy, acquired all of the Purchased Assets located in Texas. The PV18 of the PDP of the Purchased Assets as determined by the engineering firm in accordance with the Second Amendment, and solely for the purpose of assisting the parties with determining a component of the formula to calculate the pre-adjusted Purchase Price and without certifying or opining on the value of the Purchased Assets as at the closing or the day prior thereto, was $91,008,600.00, resulting in a base price of $86,008,600. The Purchase Price was subsequently adjusted in accordance with the terms of the Acquisition Agreement. The following is a graphic representation of the organizational structure of the Company and its subsidiaries involved in the Acquisition:

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To facilitate the Acquisition, the Company, among other things: (i) executed the Seller Note and the security and pledge agreement contemplated in the Seller Note; and (ii) caused Ichor Holdings and Ichor Holdings’ wholly-owned subsidiary, Ichor Energy (the “Borrower”), to enter into a Term Loan Credit Agreement (the “Loan Agreement”) dated on or about December 28, 2018, with ABC Funding LLC, as administrative agent (the “Agent”) for various lenders (collectively, the “Lenders”).

The Loan Agreement provides for a total loan amount of $63,592,000 (the “Term Loan”) of which $58,172,202 was funded on closing of the Acquisition, with $5,412,798 being available to the Borrower on or before March 31, 2019, under a delayed draw facility subject to the terms and conditions of the Loan Agreement. The Borrower also paid an upfront fee equal to 2.25% of the Term Loan amount. The maturity date of the Term Loan is the fifth anniversary of the Closing Date (the “Maturity Date”). The principal amount advanced under the Term Loan bears interest at a rate per annum equal to the greater of (i) a floating rate of interest equal to 10.00% plus LIBOR, and (ii) a fixed rate of interest equal to 12.00%. If there is an event of default, the interest rate under the Term Loan increases by an additional 2.0% per annum. Interest is payable in cash monthly on the last day of each calendar month, commencing January 31, 2019. Principal payments are due on the Term Loan as follows: the Borrower shall repay, beginning on the last business day of the fiscal quarter ending June 30, 2019, and on the last day of each fiscal quarter thereafter (in each case, if not a business day, the immediately preceding business day), an amount equal to 1.25% of the principal amount of the loans made under the Loan Agreement. To the extent not previously paid, all loans under the Loan Agreement shall be due and payable on the Maturity Date.

The Loan Agreement contains various affirmative covenants that require the Borrower to, among other things, maintain adequate records; provide the Agent with financial statements, reserve reports, and other financial information; provide notice of certain events; hedge production volumes; reimburse the Agent and Lenders for certain expenses in connection with the Loan Agreement; maintain insurance and provide the Agent with access to meetings of the Borrower’s governing body or the governing body of their managers. The Loan Agreement contains various negative covenants that limit the ability of the Borrower to, among other things, incur additional indebtedness; grant certain liens; engage in certain asset acquisitions and dispositions; make certain loans; make or declare certain dividends or distributions; issue additional equity interests; engage in certain changes in their organizational structure; engage in certain transactions with affiliates; make certain capital expenditures; amend their organizational documents or form or acquire additional subsidiaries.

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The Loan Agreement also contains covenants that require the maintenance of specified financial ratios or conditions as follows:

•

Asset Coverage Ratio: Beginning with the fiscal quarter ending June 30, 2019, no loan party shall permit the Asset Coverage Ratio (as defined below) to be less than 1.35:1.00 as of the last day of any fiscal quarter commencing as of the closing of any fiscal month on or after May 31, 2018. The “Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) PDP PV-10 (as reflected in the most recent Reserve Report delivered either August 15 (as of June 30) or February 15 (as of December 31) of each year, as the case may be (giving pro forma effect to material acquisitions or dispositions since the date of such reports)), (ii) the amount of unrestricted cash held in deposit accounts subject to control agreements, and (iii) the net mark to market value (which may be a negative value) of the Borrower and its subsidiaries’ swap agreements, to (b) the sum of the aggregate amount of (i) indebtedness of the Borrower and any loan party secured by a lien on any property or asset owned or held by the Borrower or a loan party.

•

Minimum Liquidity: Beginning on March 31, 2019, Borrower shall at all times maintain in the deposit accounts, subject to control agreements in favor of the Agent, a minimum cash balance equal to at least $2,000,000.

The Loan Agreement contains customary representations and warranties and events of default. Events of default include, among other things, payment defaults; breaches of representations and warranties; covenant defaults; the attachment of levies and garnishments; certain events of bankruptcy and insolvency; certain final and non-appealable judgments; actual or asserted failure of any security document supporting the Loan Agreement; payment of subordinated indebtedness and a change of control. If such an event of default occurs, the Lenders would be entitled to take various actions, including the acceleration of amounts due under the Term Loan and all actions permitted to be taken by a secured creditor.

Obligations under the Loan Agreement are secured by mortgages on the oil and gas leases of the subsidiaries of the Borrower, a security agreement covering all assets of the Borrower, and a pledge by Ichor Holdings of all of the membership interests in the Borrower.

The foregoing descriptions of the Loan Agreement, Seller Note and Security Agreement are qualified by reference to the full text of the Loan Agreement, Seller Note and Security Agreement which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 above is incorporated by reference into this Item 2.01. On December 28, 2018, the Company completed the Acquisition, and in connection therewith: (i) Ichor Energy (LA), LLC, a wholly-owned subsidiary of Ichor Energy, acquired all of the Purchased Assets located in Louisiana; and (ii) Ichor Energy (TX), LLC, a wholly-owned subsidiary of Ichor Energy, acquired all of the Purchased Assets located in Texas.

The PV18 of the PDP of the Purchased Assets as determined by the engineering firm in accordance with the Second Amendment, and solely for the purpose of assisting the parties with determining a component of the formula to calculate the pre-adjusted Purchase Price and without certifying or opining on the value of the Purchased Assets as at the closing or the day prior thereto, was $91,008,600.00, resulting in a base price of $86,008,600. The Purchase Price was subsequently adjusted in accordance with the terms of the Acquisition Agreement. The adjusted Purchase Price was $84,336,863.99, of which: (i) $10,504,091.33 was paid into escrow on account of the State Lease Escrow Component; (ii) $5,412,798.46 was deferred on account of the Deferred Closing Component; and (iii) $68,419,974.20 was due on the initial closing (the “Initial Closing Amount”). The Initial Closing Amount was satisfied via previous payments by the Company, a $40,811,712.51 cash payment to the Sellers from proceeds under the Term Loan, and by execution and delivery by the Company of the Seller Note in the principal amount of $23,777,948.01. The purchase price is subject to further post-closing adjustments.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Loan Agreement, Term Loan and the borrowings thereunder set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions of the Acquisition Closing and Term Loan set forth in Item 1.01 and Item 2.01 above are incorporated by reference into this Item 3.02. In consideration of the Lenders extending the Term Loan to the Borrower, on or about December 28, 2018, (i) the Borrower issued the Lenders warrants (the “Borrower Warrants”) to purchase up to 50,000 common units of Borrower at an exercise price equal to $0.01 per Borrower warrant unit, and (ii) the Company issued the Lenders warrants (the “Company Warrants”) to purchase up to 9,165,690 shares of the Company’s common stock at an exercise price equal to the twenty (20)-day volume- weighted average price of the common stock of the Company, based on the 10-day period prior to and the 10-day period following the issuance date. The issuances of the Borrower Warrants and Company Warrants to the Lenders were made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, as there was no general solicitation, the Lenders were accredited investors, and the issuances did not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Assets Acquired.

The Company will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase and Sale Agreement, executed on September 2, 2018 and dated effective September 1, 2018, by and among Viking Energy Group, Inc. and Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C. (incorporated by reference to Current Report on Form 8-K filed on September 5, 2018)

2.2

First Amendment to Purchase and Sale Agreement, executed as of November 1, 2018, by and among Viking Energy Group, Inc. and Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C. (incorporated by reference to Current Report on Form 8-K filed on November 2, 2018)

2.3#

Second Amendment to Purchase and Sale Agreement, executed as of November 1, 2018, by and among Viking Energy Group, Inc. and Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C.

2.4#

Collateral Agreement to Purchase and Sale Agreement, executed as of December 26, 2018, by and among Viking Energy Group, Inc. and Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C.

10.1	Term Loan Credit Agreement, dated as of December 28, 2018, by and among Ichor Energy Holdings, LLC, Ichor Energy, LLC, ABC Funding, LLC, as Administrative Agent, and the Lender Parties
10.2	10% Secured Promissory Note, dated December 27, 2018, issued by Viking Energy Group, Inc. to RPM Investments, a Division of Opus Bank, in favor of Sellers
10.3

Security and Pledge Agreement, executed as of December 27, 2018, by and among Viking Energy Group, Inc. and Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C.

__________

# The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.

(Registrant)

Date: December 31, 2018	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	President and Chief Executive Officer

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